EXHIBIT D-22


American Transmission Company LLC                    First Revised Sheet No. 96
Schedule 7                                    Superseding Original Sheet No. 96




                                             LINDA L. WALSH
                                             DIRECT DIAL: 202 o 955 o 1526
                                             EMAIL: lwalsh@hunton.com

                                             FILE NO: 57007.000001


December 18, 2000



BY HAND

The Honorable David P. Boergers, Secretary
Federal Energy Regulatory Commission
888 First Street, NE
Washington, D.C. 20426

          RE: AMERICAN TRANSMISSION COMPANY LLC, SECTION 205 OPEN ACCESS TRANSMISSION RATE FILING AND REQUEST FOR EXPEDITED CONSIDERATION, DOCKET NO. ER01-677-000

Dear Mr. Boergers:

     On December 15, 2000, the American Transmission Company LLC (ATCLLC) filed proposed Open Access Transmission rates for Commission acceptance under Section 205 of the Federal Power Act (FPA). Attachment 1 to that filing was inadvertently omitted and is now being submitted. We apologize for any inconvenience.

                                        Sincerely




                                        Linda L. Walsh

cc:  Parties listed in Attachment 1

American Transmission Company LLC                    First Revised Sheet No. 96
Schedule 7                                    Superseding Original Sheet No. 96


                                   SCHEDULE 7

                LONG-TERM FIRM AND SHORT-TERM FIRM POINT-TO-POINT
                              TRANSMISSION SERVICE

     The Transmission Customer shall compensate the Transmission Provider each month for Reserved Capacity at the sum of the applicable charges set forth below in addition to other applicable charges specified in the Tariff. All effective rates under this schedule shall be posted on the Transmission Provider's OASIS. The rates are calculated using the formulas included in Attachment O. The rates will be recalculated each June 1 based on the prior full calendar year. The initial rates are listed below and will be in effect until June 1, 2002, unless modified by a compliance filing:

                     Firm Point to Point Transmission Rates
                     --------------------------------------

For "through" and "out" service

ATCLLC's Annual Transmission Revenue Requirement is:               $142,993,635

For Network Integration Transmission Service Customers, the monthly charge is one-twelfth of the Customer's Load Ratio
Share as calculated in accordance with the OATT's Section 1.16.

Total NITS and long-term Point-to-Point kilowatts are:              114,898,598

Monthly Charge per MW:                                             $   1,244.52
Weekly Charge per MW:                                              $     287.20
On-Peak Daily Charge per MW:                                       $      47.87
Off-Peak Daily Charge per MW:                                      $      41.03

The total charge in any week, pursuant to reservations for daily service, shall not exceed the weekly charge specified above.

American Transmission Company LLC                    First Revised Sheet No. 96
Schedule 7                                    Superseding Original Sheet No. 96


For "into" and "within" service

MADISON GAS & ELECTRIC COMPANY
Phase-in Revenue Requirement:                                      $  8,304,423
Total NITS and long-term Point-to-Point kilowatts are:                6,153,350

Monthly Charge per MW:                                             $   1,349.58
Weekly Charge per MW:                                              $     311.44
On-Peak Daily Charge per MW:                                       $      51.91
Off-Peak Daily Charge per MW:                                      $      44.49

WISCONSIN PUBLIC SERVICE
Phase-in Revenue Requirement:                                      $ 28,986,553
Total NITS and long-term Point-to-Point kilowatts are:               22,491,511

Monthly Charge per MW:                                             $   1.462.38
Weekly Charge per MW:                                              $     337.47
On-Peak Daily Charge per MW:                                       $      56.25
Off-Peak Daily Charge per MW:                                      $      48.21

WISCONSIN POWER & LIGHT
Phase-in Revenue Requirement:                                      $ 36,565,501
Total NITS and long-term Point-to-Point kilowatts are:               25,004,146

Monthly Charge per MW:                                             $   1,462.38
Weekly Charge per MW:                                              $     337.47
On-Peak Daily Charge per MW:                                       $      56.25
Off-Peak Daily Charge per MW:                                      $      48.21

WISCONSIN ENERGY CORP
Phase-in Revenue Requirement:                                      $ 69,137,159
Total NITS and long-term Point-to-Point kilowatts are:               61,249,590

Monthly Charge per MW:                                             $   1,128.78
Weekly Charge per MW:                                              $     260.49
On-Peak Daily Charge per MW:                                       $      43.42
Off-Peak Daily Charge per MW:                                      $      37.21

On-Peak service will be provided on Monday through Saturday from 06:00 to 22:00, excluding holidays [New Year's Day, Memorial Day, July 4th, Labor Day, Thanksgiving, Christmas].

     Discounts: Three principal requirements apply to discounts for transmission service as follows (1) any offer of a discount made by the Transmission Provider must be announced to all Eligible Customers solely by posting on the OASIS, (2) any customer-initiated requests for discounts (including requests for use by one's wholesale merchant or an affiliate's use) must occur solely by posting on the OASIS, and (3) once a discount is negotiated, details must be immediately posted on the OASIS. For any discount agreed upon for service on a path, from point(s) of receipt to point(s) of delivery, the Transmission Provider must offer the same discounted transmission service rate for the same time period to all Eligible Customers on all unconstrained transmission paths that go to the same point(s) of delivery on the Transmission System.

American Transmission Company LLC                   First Revised Sheet No. 101
Schedule 8                                   Superseding Original Sheet No. 101


                                   SCHEDULE 8

                  NON-FIRM POINT-TO-POINT TRANSMISSION SERVICE

     The Transmission Customer shall compensate the Transmission Provider for Non-Firm Point-To-Point Transmission Service up to the sum of the applicable charges set forth below in addition to other applicable charges specified in the Tariff. All effective rates under this schedule shall be posted on the Transmission Provider's OASIS. The rates are calculated using the formulas included in Attachment O. The rates will be recalculated each June 1 based on the prior calendar year. The initial rates are listed below and will be in effect until June 1, 2002, unless modified by a compliance filing:

                   Non-Firm Point to Point Transmission Rates
                   ------------------------------------------

For "through" and "out" service:
ATCLLC's Annual Transmission Revenue Requirement is:               $142,993,635

For Network Integration Transmission Service Customers, the monthly charge is one-twelfth of the Customer's Load Ratio
Share as calculated in accordance with the OATT's Section 1.16.

Total NITS and long-term Point-to-Point kilowatts are:              114,898,598

Monthly Charge per MW:                                             $   1,244.52
Weekly Charge per MW:                                              $     287.20
On-Peak Daily Charge per MW:                                       $      47.87
Off-Peak Daily Charge per MW:                                      $      41.03
On-Peak Hourly Charge per MW:                                      $       2.99
Off-Peak Hourly Charge per MW:                                     $       1.99

The total charge in any week, pursuant to reservations for daily service, shall not exceed the weekly charge specified above.

The total charge in any day, pursuant to reservations for hourly service, shall not exceed the daily charge specified above.

American Transmission Company LLC                   First Revised Sheet No. 101
Schedule 8                                   Superseding Original Sheet No. 101


For "into" and "within" service:
MADISON GAS & ELECTRIC COMPANY
Phase-in Revenue Requirement:                                      $  8,304,423
Total NITS and long-term Point-to-Point kilowatts are:                6,153,350

Monthly Charge per MW:                                             $   1,349.58
Weekly Charge per MW:                                              $     311.44
On-Peak Daily Charge per MW:                                       $      51.91
Off-Peak Daily Charge per MW:                                      $      44.49
On-Peak Hourly Charge per MW:                                      $       3.24
Off-Peak Hourly Charge per MW:                                     $       2.16

WISCONSIN PUBLIC SERVICE
Phase-in Revenue Requirement:                                      $ 28,986,553
Total NITS and long-term Point-to-Point kilowatts are:               22,491,511

Monthly Charge per MW:                                             $   1,288.78
Weekly Charge per MW:                                              $     297.41
On-Peak Daily Charge per MW:                                       $      49.57
Off-Peak Daily Charge per MW:                                      $      42.49
On-Peak Hourly Charge per MW:                                      $       3.10
Off-Peak Hourly Charge per MW:                                     $       2.07

WISCONSIN POWER & LIGHT
Phase-in Revenue Requirement:                                      $ 36,565,501
Total NITS and long-term Point-to-Point kilowatts are:               25,004,146

Monthly Charge per MW:                                             $   1,462.38
Weekly Charge per MW:                                              $     337.47
On-Peak Daily Charge per MW:                                       $      56.25
Off-Peak Daily Charge per MW:                                      $      48.21
On-Peak Hourly Charge per MW:                                      $       3.52
Off-Peak Hourly Charge per MW:                                     $       2.34

WISCONSIN ENERGY CORP
Phase-in Revenue Requirement:                                      $ 69,137,159
Total NITS and long-term Point-to-Point kilowatts are:               59,966,000

Monthly Charge per MW:                                             $   1,128.78
Weekly Charge per MW:                                              $     260.49
On-Peak Daily Charge per MW:                                       $      43.42
Off-Peak Daily Charge per MW:                                      $      37.21
On-Peak Hourly Charge per MW:                                      $       2.71
Off-Peak Hourly Charge per MW:                                     $       1.81
On-Peak service will be provided on Monday through Saturday from 06:00 to 22:00, excluding holidays [New Year's Day, Memorial Day, July 4th, Labor Day, Thanksgiving, Christmas].

     Discounts: Three principal requirements apply to discounts for transmission service as follows (1) any offer of a discount made by the Transmission Provider must be announced to all Eligible Customers solely by posting on the OASIS, (2) any customer-initiated requests for discounts (including requests for use by one's wholesale merchant or an affiliate's use) must occur solely by posting on the OASIS, and (3) once a discount is negotiated, details must be immediately posted on the OASIS. For any discount agreed upon for service on a path, from point(s) of receipt to point(s) of delivery, the Transmission Provider must offer the same discounted transmission service rate for the same time period to all Eligible Customers on all unconstrained transmission paths that go to the same point(s) of delivery on the Transmission System.

American Transmission Company LLC                   First Revised Sheet No. 105
Schedule 9                                   Superseding Original Sheet No. 105

                                   SCHEDULE 9

         NETWORK INTEGRATION TRANSMISSION SERVICE RATE PHASE-IN PERIOD

     The Transmission Customer shall compensate the Transmission Provider for Network Integration Transmission Service at the applicable charges set forth below in addition to other applicable charges specified in the Tariff. The monthly rates are determined by multiplying Transmission Customer's Load Ratio Share times one twelfth (1/12) of the Transmission Provider's Annual Transmission Revenue Requirement (ATRR) calculated by the formulas in Attachment O and modified in accordance with the Rate Phase-In below. The ATRR will be recalculated each June 1 based on the prior full calendar year. The initial ATRR will be calculated based on a prior full calendar year period.

     The ATRR is equal to the revenue requirement produced by the transmission rate formula in Attachment O, plus the revenue requirement produced by the start-up cost adder formula in Attachment O. An example of the calculation of the ATRR for the period from January 1, 2001 through June 1, 2002 is attached. The ATRR produced by the attached example will apply through June 1, 2002, unless modified by a compliance filing.

     The currently applicable rates for the Transmission Provider's service areas will also be posted on the Transmission Provider's OASIS.

American Transmission Company LLC                   First Revised Sheet No. 105
Schedule 9                                   Superseding Original Sheet No. 105




                                [OBJECT OMITTED]